UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2013

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street Omaha, Nebraska		68164
(Address of principal executive offices)		(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2013, J. David McIntosh informed the Board of Directors of Lindsay Corporation (the “Company”) that he does not intend to stand for re-election as a director when his term expires at the Company’s next annual meeting in January 2014. Mr. McIntosh indicated that he intends to retire after his service as a director of the Company ends, and he expressed no disagreement with the Company relating to the Company’s operations, policies or practices.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on January 28, 2013. As of the record date for the annual meeting, December 3, 2012, there were 12,832,462 shares of common stock entitled to vote at the meeting, of which the holders of 10,944,546 shares (85%) were represented at the meeting. The matters voted on and the voting results are as follows:

1. Election of Directors for terms ending in 2016.

	For	Withheld	Broker Non-Vote
Howard G. Buffett	9,661,336	221,638	1,061,572
Michael C. Nahl	9,794,706	88,268	1,061,572
William F. Welsh II	9,697,654	185,320	1,061,572

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending August 31, 2013.

For –	10,884,445
Against –	52,487
Abstain –	7,614
Broker Non-Vote –	0

3. Non-binding vote on a resolution to approve the compensation of the Company’s named executive officers.

For –	9,402,849
Against –	274,160
Abstain –	205,965
Broker Non-Vote –	1,061,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2013	LINDSAY CORPORATION

	By:	/s/ James C. Raabe
James C. Raabe, Chief Financial Officer